Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Green Mountain Coffee Roasters, Inc. (the "Company") on Form 10-Q for the period ending April 10, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Robert P. Stiller, as the President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 19, 2004

Robert P. Stiller*
President and Chief Executive Officer

* A signed original of this written statement required by Section 906 has been provided to Green Mountain Coffee Roasters, Inc. and will be retained by Green Mountain Coffee Roasters, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and is not being filed as part of the Form 10-Q or as a separate disclosure document.